UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2021

Montrose Environmental Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39394	46-4195044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1 Park Plaza, Suite 1000, Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

(949) 988-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000004 par value per share	MEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

The Board of Directors of Montrose Environmental Group, Inc. (the “Company”) has determined that the Company’s first annual meeting of stockholders (the “Annual Meeting”) will be held on Thursday, May 13, 2021 at 9:00 a.m., Pacific Daylight Time. The Company expects that the meeting will be held virtually due to the on-going impact of the COVID-19 pandemic. Details will be disclosed in the Company’s definitive proxy materials to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting. The Company has established the close of business on March 19, 2021 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. If any stockholder of the Company intends to nominate a person for election to the Board of Directors or to propose other business for consideration at the Annual Meeting, including any proposal made pursuant to SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for submitting notice of such nomination or proposal is the close of business on March 19, 2021. All such stockholder proposals and nominations should be in writing and be submitted to the Secretary of the Company at its principle executive offices at Montrose Environmental Group, Inc., 1 Park Plaza, Suite 1000, Irvine CA 92614. Any nomination or proposal must comply with Delaware law, the rules and regulations of the SEC and the Company’s amended and restated bylaws, as applicable. Nominations or other proposals not meeting applicable requirements will be disregarded.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montrose Environmental Group, Inc.

/s/ Nasym Afsari
Nasym Afsari
General Counsel and Secretary

Date: March 8, 2021